Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investor.relations@acuityinc.com

Media Contact:
April Appling
Senior Vice President, Corporate Communications
corporatecommunications@acuityinc.com

Acuity Reports Fiscal 2026 Fourth-Quarter and Full-Year Results
Solid Execution Delivers Net Sales Growth, Improved Operating Performance, and Strong Cash Flow
Fiscal Q4 2026 Highlights:
■Delivered Fiscal Q4 2026 Net Sales of $1.2B, Up 3% Compared to the Prior Year
■Delivered Fiscal Q4 2026 Diluted EPS of $5.63, Up 56% Compared to the Prior Year; Adjusted Diluted EPS of $5.77, Up 11% Compared to the Prior Year
Fiscal 2026 Highlights:
■Delivered Fiscal 2026 Net Sales of $4.6B, Up 7% Compared to the Prior Year
■Delivered Fiscal 2026 Diluted EPS of $17.05, Up 36% Compared to the Prior Year; Adjusted Diluted EPS of $19.90, Up 11% Compared to the Prior Year
■Generated $826M in Cash Flow from Operations in Fiscal 2026

ATLANTA, October 1, 2026 - Acuity Inc. (NYSE: AYI) ("Acuity"), a market-leading industrial technology company, delivered net sales of $1.2 billion in the fourth quarter of fiscal 2026 ended August 31, 2026, an increase of $35.3 million, or 2.9 percent, compared to the prior year.
"We demonstrated solid execution in the fourth quarter of fiscal 2026. We grew sales and expanded our adjusted operating profit and adjusted operating profit margin. We increased our adjusted diluted earnings per share, generated strong cash flow and allocated capital effectively," stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Inc. "Throughout fiscal 2026 we strengthened Acuity Brands Lighting while continuing to scale Acuity Intelligent Spaces, building the operating and financial capacity needed to compound growth and value over time."

Press Release Exhibit 99.1
During the fourth quarter of fiscal 2026 we received $44.9 million in tariff refunds, which are reflected as a non-GAAP adjustment in our results. We also took certain actions that resulted in $17.8 million of special charges. Of these charges $14.7 million related to initiatives in our Acuity Brands Lighting segment involving our product portfolio, supply chain, and operating footprint, while $3.1 million related to a facility impairment in our Acuity Intelligent Spaces segment.
Operating profit was $227.0 million in the fourth quarter of fiscal 2026, an increase of $46.4 million, or 25.7 percent, compared to the prior year. Operating profit as a percent of net sales was 18.2 percent in the fourth quarter of fiscal 2026, an increase of 330 basis points compared to the prior year. Adjusted operating profit was $232.9 million in the fourth quarter of fiscal 2026, an increase of $7.6 million, or 3.4 percent, compared to the prior year. Adjusted operating profit as a percent of net sales was 18.7 percent in the fourth quarter of fiscal 2026, an increase of 10 basis points compared to the prior year.
Diluted earnings per share was $5.63 in the fourth quarter of fiscal 2026, an increase of $2.02, or 56.0 percent, compared to the prior year. Adjusted diluted earnings per share was $5.77 in the fourth quarter of fiscal 2026, an increase of $0.57, or 11.0 percent, compared to the prior year.
Full-Year 2026 Summary
Net sales of $4.6 billion for the full year of fiscal 2026 increased $296.2 million, or 6.8 percent, compared to the prior year.
Operating profit was $713.7 million for the full year of fiscal 2026, an increase of $149.8 million, or 26.6 percent, compared to the prior year. Operating profit as a percent of net sales was 15.4 percent, an increase of 240 basis points compared to the prior year. Adjusted operating profit was $828.7 million for the full year of fiscal 2026, an increase of $60.1 million, or 7.8 percent, compared to the prior year. Adjusted operating profit as a percent of net sales was 17.9 percent, an increase of 20 basis points compared to the prior year.
Diluted earnings per share was $17.05 for the full year of fiscal 2026, an increase of $4.52, or 36.1 percent, compared to the prior year. Adjusted diluted earnings per share was $19.90, an increase of $1.89, or 10.5 percent, compared to the prior year.
Segment Performance
Acuity Brands Lighting ("ABL")
Fourth-Quarter Results
ABL generated net sales of $958.7 million in the fourth quarter of fiscal 2026, a decrease of $3.7 million, or 0.4 percent, compared to the prior year.
ABL operating profit was $188.8 million in the fourth quarter of fiscal 2026, an increase of $5.8 million, or 3.2 percent, compared to the prior year. ABL operating profit as a percent of ABL net sales was 19.7 percent in the fourth quarter of fiscal 2026, an increase of 70 basis points compared to the prior year. ABL adjusted operating profit was $179.8 million in the fourth quarter of fiscal 2026, a decrease of $13.8 million, or 7.1 percent, compared to the prior year. ABL adjusted operating profit as a percent of ABL net

Press Release Exhibit 99.1
sales was 18.8 percent in the fourth quarter of fiscal 2026, a decrease of 130 basis points compared to the prior year.
Full-Year Results
ABL generated net sales of $3.6 billion for the full year of fiscal 2026, a decrease of $35.8 million, or 1.0 percent, compared to the prior year.
ABL operating profit was $623.5 million for the full year of fiscal 2026, an increase of $32.9 million, or 5.6 percent, compared to the prior year. ABL operating profit as a percent of ABL net sales was 17.4 percent for the full year of fiscal 2026, an increase of 100 basis points compared to the prior year. ABL adjusted operating profit was $646.0 million for the full year of fiscal 2026, a decrease of $16.3 million, or 2.5 percent, compared to the prior year. ABL adjusted operating profit as a percent of ABL net sales was 18.1 percent for the full year of fiscal 2026, a decrease of 20 basis points compared to the prior year.
Acuity Intelligent Spaces ("AIS")
Fourth-Quarter Results
AIS generated net sales of $297.6 million in the fourth quarter of fiscal 2026, an increase of $42.4 million, or 16.6 percent, compared to the prior year.
AIS operating profit was $64.7 million in the fourth quarter of fiscal 2026, an increase of $36.7 million, or 131.1 percent, compared to the prior year. AIS operating profit as a percent of AIS net sales was 21.7 percent in the fourth quarter of fiscal 2026, an increase of 1,070 basis points compared to the prior year. AIS adjusted operating profit was $74.1 million in the fourth quarter of fiscal 2026, an increase of $19.5 million, or 35.7 percent, compared to the prior year. AIS adjusted operating profit as a percent of AIS net sales was 24.9 percent in the fourth quarter of fiscal 2026, an increase of 350 basis points compared to the prior year.
Full-Year Results
AIS generated net sales of $1.1 billion for the full year of fiscal 2026, an increase of $342.3 million, or 44.8 percent, compared to the prior year.
AIS operating profit was $186.5 million for the full year of fiscal 2026, an increase of $110.4 million, or 145.1 percent, compared to the prior year. AIS operating profit as a percent of AIS net sales was 16.9 percent for the full year of fiscal 2026, an increase of 690 basis points compared to the prior year. AIS adjusted operating profit was $255.0 million for the full year of fiscal 2026, an increase of $90.7 million, or 55.2 percent, compared to the prior year. AIS adjusted operating profit as a percent of AIS net sales was 23.0 percent for the full year of fiscal 2026, an increase of 150 basis points compared to the prior year.
Cash Flow and Capital Allocation
Net cash from operating activities was $825.6 million for the full year of fiscal 2026. During the year we repaid $200 million of our term loan, we increased our dividend by 18 percent, and we repurchased over 940,000 shares of common stock for $287.2 million.

Press Release Exhibit 99.1

Form 10-K Filing
The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company files its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.
Today's Call Details
The Company will host a conference call at 8:00 a.m. (ET) today, Thursday, October 1, 2026. Neil Ashe, Chief Executive Officer of Acuity Inc. will lead the call. The conference call and earnings release can be accessed via our Investor Relations section of our website at www.investors.acuityinc.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity
Acuity Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light and more things to come. Through our two business segments, Acuity Brands Lighting (ABL) and Acuity Intelligent Spaces (AIS), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.
We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and an audio, video and control platform. We focus on customer outcomes and drive growth and productivity to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Inc. is based in Atlanta, Georgia, with operations across North America, Europe and Asia. The Company is powered by approximately 13,000 dedicated and talented associates. Visit us at www.acuityinc.com.
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures for total company and by segment: "adjusted gross profit;" "adjusted gross profit margin;" "adjusted operating profit" and "adjusted operating profit margin." For total company only we additionally include: "adjusted net income;" "adjusted diluted EPS;" "earnings before interest, taxes, depreciation and amortization ("EBITDA");" "EBITDA margin;" "adjusted EBITDA;" and "adjusted EBITDA margin". These non-GAAP financial measures are provided to enhance the reader's overall understanding of our current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, special charges, tariff refunds, pension settlement loss, and a fiscal 2025 one-time tax benefit.
We also provide "free cash flow" ("FCF") to enhance the reader’s understanding of our ability to generate additional cash from its business.

Press Release Exhibit 99.1
Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into our results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin for total company are "gross profit" and "gross profit margin," respectively, which include the impact of acquired profit in inventory and tariff refunds. Adjusted gross profit margin is adjusted gross profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are "operating profit" and "operating profit margin," respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, special charges, and tariff refunds. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are "net income" and "diluted EPS," respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, special charges, pension settlement loss, tariff refunds and a fiscal 2025 one-time tax benefit. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for EBITDA is "net income,", which includes the impact of net interest expense, income taxes, depreciation and amortization of acquired intangible assets. EBITDA margin is EBITDA divided by net sales for total company. The most directly comparable GAAP measure for adjusted EBITDA is "net income,", which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, special charges, miscellaneous expense, net, and tariff refunds. Adjusted EBITDA margin is adjusted EBITDA divided by net sales for total company. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.
We define FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.
Our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, but are not limited to, statements that describe or relate to our plans, initiatives, projections, vision, goals, targets, commitments, expectations, objectives, prospects, strategies, or financial outlook, and the assumptions underlying or relating thereto. In some

Press Release Exhibit 99.1
cases, we may use words such as "expect," "believe," "intend," "anticipate," "estimate," "forecast," "indicate," "project," "predict," "plan," "may," "will," "could," "should," "would," "potential," and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances, to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, assumptions, and other important factors, many of which are outside of our control and any of which could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. This press release is not comprehensive, and for that reason, should be read in conjunction with such filings. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$636.3	$422.5
Accounts receivable, net	632.1	593.9
Inventories	450.4	526.7
Prepayments and other current assets	140.4	108.4
Total current assets	1,859.2	1,651.5
Property, plant, and equipment, net	356.8	343.2
Other long-term assets	2,657.5	2,760.5
Total assets	$4,873.5	$4,755.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$443.8	$454.5
Current maturities of debt	200.0	—
Other current liabilities	453.1	391.3
Total current liabilities	1,096.9	845.8
Long-term debt	497.4	896.8
Other long-term liabilities	304.9	287.7
Total stockholders’ equity	2,974.3	2,724.9
Total liabilities and stockholders’ equity	$4,873.5	$4,755.2

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended August 31,		Year Ended August 31,
	2026	2025	2026	2025
Net sales	$1,244.4	$1,209.1	$4,641.8	$4,345.6
Cost of products sold	574.3	618.1	2,291.1	2,267.1
Gross profit	670.1	591.0	2,350.7	2,078.5
Selling, distribution, and administrative expenses	425.3	410.4	1,613.3	1,484.9
Special charges	17.8	—	23.7	29.7
Operating profit	227.0	180.6	713.7	563.9
Other expense:
Interest expense, net	4.1	7.0	25.6	22.0
Miscellaneous expense, net	2.9	35.9	7.4	41.7
Total other expense	7.0	42.9	33.0	63.7
Income before income taxes	220.0	137.7	680.7	500.2
Income tax expense	47.0	23.7	149.4	103.6
Net income	$173.0	$114.0	$531.3	$396.6

Earnings per share(1):
Basic earnings per share	$5.77	$3.71	$17.49	$12.85
Basic weighted average number of shares outstanding	29.960	30.689	30.384	30.859
Diluted earnings per share	$5.63	$3.61	$17.05	$12.53
Diluted weighted average number of shares outstanding	30.755	31.533	31.151	31.641
Dividends declared per share	$0.20	$0.17	$0.77	$0.66
______________________________
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended August 31,
	2026	2025

Cash flows from operating activities:
Net income	$531.3	$396.6
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	156.4	133.1
Share-based payment expense	49.5	45.1
Asset impairments	6.0	16.7
Other operating activities	82.4	9.9
Net cash provided by operating activities	825.6	601.4
Cash flows from investing activities:
Purchases of property, plant, and equipment	(77.7)	(68.4)
Acquisitions of businesses, net of cash acquired	—	(1,189.4)
Other investing activities	(1.5)	(22.9)
Net cash used for investing activities	(79.2)	(1,280.7)
Cash flows from financing activities:
Borrowings on credit agreement	200.0	—
Borrowings from term loan	—	600.0
Repayments of term loan borrowings	(400.0)	(200.0)
Repurchases of common stock	(287.2)	(118.5)
Proceeds from stock option exercises and other	7.5	28.4
Payments of taxes withheld on net settlement of equity awards	(29.4)	(24.6)
Dividends paid	(23.8)	(20.6)
Other financing activities	(3.6)	(9.3)
Net cash (used for) provided by financing activities	(536.5)	255.4
Effect of exchange rate changes on cash and cash equivalents	3.9	0.6
Net change in cash and cash equivalents	213.8	(423.3)
Cash and cash equivalents at beginning of year	422.5	845.8
Cash and cash equivalents at end of year	$636.3	$422.5

Press Release Exhibit 99.1
ACUITY INC.
DISAGGREGATED NET SALES
(In millions)

The following table shows net sales by channel for the periods presented:

	Three Months Ended August 31,
	2026	2025	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$729.2	$702.4	$26.8	3.8%
Direct sales network	79.8	105.3	(25.5)	(24.2)%
Retail sales	41.7	43.4	(1.7)	(3.9)%
Corporate accounts	55.2	52.9	2.3	4.3%
Original equipment manufacturer and other	52.8	58.4	(5.6)	(9.6)%
Total Acuity Brands Lighting	958.7	962.4	(3.7)	(0.4)%
Acuity Intelligent Spaces	297.6	255.2	42.4	16.6%
Eliminations	(11.9)	(8.5)	(3.4)	40.0%
Total	$1,244.4	$1,209.1	$35.3	2.9%

	Year Ended August 31,
	2026	2025	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$2,702.7	$2,646.8	$55.9	2.1%
Direct sales network	314.2	411.4	(97.2)	(23.6)%
Retail sales	169.2	170.7	(1.5)	(0.9)%
Corporate accounts	182.1	156.7	25.4	16.2%
Original equipment manufacturer and other	208.2	226.6	(18.4)	(8.1)%
Total Acuity Brands Lighting	3,576.4	3,612.2	(35.8)	(1.0)%
Acuity Intelligent Spaces	1,106.6	764.3	342.3	44.8%
Eliminations	(41.2)	(30.9)	(10.3)	33.3%
Total	$4,641.8	$4,345.6	$296.2	6.8%

Press Release Exhibit 99.1
ACUITY INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for the Company as well as our reportable operating segments:

(In millions except per share data)	Three Months Ended August 31,
	2026		2025		Increase (Decrease)	Percent Change
Net sales	$1,244.4		$1,209.1		$35.3	2.9%

Gross profit (GAAP)	$670.1		$591.0		$79.1	13.4%
Percent of net sales (GAAP)		53.8%		48.9%	490	bps
Less: Tariff refunds	(44.9)		—
Adjusted gross profit (Non-GAAP)	$625.2		$591.0		$34.2	5.8%
Percent of net sales (Non-GAAP)		50.2%		48.9%	130	bps

Operating profit (GAAP)	$227.0		$180.6		$46.4	25.7%
Percent of net sales (GAAP)		18.2%		14.9%	330	bps
Add-back: Amortization of acquired intangible assets	22.7		31.0
Add-back: Share-based payment expense	10.3		11.1
Add-back: Acquisition-related costs (1)	—		2.6
Add-back: Special charges	17.8		—
Less: Tariff refunds	(44.9)		—
Adjusted operating profit (Non-GAAP)	$232.9		$225.3		$7.6	3.4%
Percent of net sales (Non-GAAP)		18.7%		18.6%	10	bps

Net income (GAAP)	$173.0		$114.0		$59.0	51.8%
Add-back: Amortization of acquired intangible assets	22.7		31.0
Add-back: Share-based payment expense	10.3		11.1
Add-back: Acquisition-related costs (1)	—		2.6
Add back: Pension settlement loss	—		30.9
Add-back: Special charges	17.8		—
Less: Tariff refunds	(44.9)		—
Total pre-tax adjustments to net income	5.9		75.6
Income tax effects	(1.3)		(17.4)
Less: One-time tax benefit	—		(8.2)
Adjusted net income (Non-GAAP)	$177.6		$164.0		$13.6	8.3%

Diluted earnings per share (GAAP) (2)	$5.63		$3.61		$2.02	56.0%
Adjusted diluted earnings per share (Non-GAAP) (2)	$5.77		$5.20		$0.57	11.0%

Net income (GAAP)	$173.0		$114.0		$59.0	51.8%
Percent of net sales (GAAP)		13.9%		9.4%	450	bps
Interest expense, net	4.1		7.0
Income tax expense	47.0		23.7
Depreciation	15.9		15.4
Amortization	22.7		31.0
EBITDA (Non-GAAP)	262.7		191.1		71.6	37.5%
Percent of net sales (Non-GAAP)		21.1%		15.8%	530	bps
Share-based payment expense	10.3		11.1
Miscellaneous expense, net	2.9		35.9
Special charges	17.8		—
Acquisition-related costs (1)	—		2.6
Tariff refunds	(44.9)		—
Adjusted EBITDA (Non-GAAP)	$248.8		$240.7		$8.1	3.4%
Percent of net sales (Non-GAAP)		20.0%		19.9%	10	bps
______________________________
(1) Acquisition-related costs include professional fees.
(2) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1

(In millions)	Three Months Ended August 31,
Acuity Brands Lighting	2026	2025	Increase (Decrease)	Percent Change
Net sales	$958.7	$962.4	$(3.7)	(0.4)%

Gross profit (GAAP)	$474.8	$439.8	$35.0	8.0%
Less: Tariff refunds	(31.8)	—
Adjusted gross profit (Non-GAAP)	$443.0	$439.8	$3.2	0.7%

Gross profit margin (GAAP)	49.5%	45.7%	380	bps
Adjusted gross profit margin (Non-GAAP)	46.2%	45.7%	50	bps

Operating profit (GAAP)	$188.8	$183.0	$5.8	3.2%
Add-back: Amortization of acquired intangible assets	6.1	6.2
Add-back: Share-based payment expense	2.0	4.4
Add back: Special charges	14.7	—
Less: Tariff refunds	(31.8)	—
Adjusted operating profit (Non-GAAP)	$179.8	$193.6	$(13.8)	(7.1)%

Operating profit margin (GAAP)	19.7%	19.0%	70	bps
Adjusted operating profit margin (Non-GAAP)	18.8%	20.1%	(130)	bps

(In millions)	Three Months Ended August 31,
Acuity Intelligent Spaces	2026	2025	Increase (Decrease)	Percent Change
Net sales	$297.6	$255.2	$42.4	16.6%

Gross profit (GAAP)	$195.3	$151.2	$44.1	29.2%
Less: Tariff refunds	(13.1)	—
Adjusted gross profit (Non-GAAP)	$182.2	$151.2	$31.0	20.5%

Gross profit margin (GAAP)	65.6%	59.2%	640	bps
Adjusted gross profit margin (Non-GAAP)	61.2%	59.2%	200	bps

Operating profit (GAAP)	$64.7	$28.0	$36.7	131.1%
Add-back: Amortization of acquired intangible assets	16.6	24.8
Add-back: Share-based payment expense	2.8	1.8
Add back: Special charges	3.1	—
Less: Tariff refunds	(13.1)	—
Adjusted operating profit (Non-GAAP)	$74.1	$54.6	$19.5	35.7%

Operating profit margin (GAAP)	21.7%	11.0%	1,070	bps
Adjusted operating profit margin (Non-GAAP)	24.9%	21.4%	350	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Year Ended August 31,
	2026		2025		Increase (Decrease)	Percent Change
Net sales	$4,641.8		$4,345.6		$296.2	6.8%

Gross profit (GAAP)	$2,350.7		$2,078.5		$272.2	13.1%
Percent of net sales (GAAP)		50.6%		47.8%	280	bps
Add-back: Acquired profit in inventory	—		29.6
Less: Tariff refunds	(51.3)		—
Adjusted gross profit (Non-GAAP)	$2,299.4		$2,108.1		$191.3	9.1%
Percent of net sales (Non-GAAP)		49.5%		48.5%	100	bps

Operating profit (GAAP)	$713.7		$563.9		$149.8	26.6%
Percent of net sales (GAAP)		15.4%		13.0%	240	bps
Add-back: Acquired profit in inventory	—		29.6
Add-back: Amortization of acquired intangible assets	93.1		76.5
Add-back: Share-based payment expense	49.5		45.1
Add-back: Acquisition-related costs (1)	—		23.8
Add-back: Special charges	23.7		29.7
Less: Tariff refunds	(51.3)		—
Adjusted operating profit (Non-GAAP)	$828.7		$768.6		$60.1	7.8%
Percent of net sales (Non-GAAP)		17.9%		17.7%	20	bps

Net income (GAAP)	$531.3		$396.6		$134.7	34.0%
Add-back: Acquired profit in inventory	—		29.6
Add-back: Amortization of acquired intangible assets	93.1		76.5
Add-back: Share-based payment expense	49.5		45.1
Add-back: Acquisition-related costs (1)	—		23.8
Add-back: Special charges	23.7		29.7
Add back: Pension settlement loss	—		30.9
Less: Tariff refunds	(51.3)		—
Total pre-tax adjustments to net income	115.0		235.6
Income tax effect	(26.4)		(54.2)
Less: One-time tax benefit	—		(8.2)
Adjusted net income (Non-GAAP)	$619.9		$569.8		$50.1	8.8%

Diluted earnings per share (GAAP) (2)	$17.05		$12.53		$4.52	36.1%
Adjusted diluted earnings per share (Non-GAAP) (2)	$19.90		$18.01		$1.89	10.5%

Net income (GAAP)	$531.3		$396.6		$134.7	34.0%
Percent of net sales (GAAP)		11.4%		9.1%	230	bps
Interest expense, net	25.6		22.0
Income tax expense	149.4		103.6
Depreciation	63.3		56.6
Amortization	93.1		76.5
EBITDA (Non-GAAP)	862.7		655.3		207.4	31.6%
Percent of net sales (Non-GAAP)		18.6%		15.1%	350	bps
Share-based payment expense	49.5		45.1
Miscellaneous expense, net	7.4		41.7
Special charges	23.7		29.7
Acquisition-related costs (1)	—		23.8
Acquired profit in inventory	—		29.6
Tariff refunds	(51.3)		—
Adjusted EBITDA (Non-GAAP)	$892.0		$825.2		$66.8	8.1%
Percent of net sales (Non-GAAP)		19.2%		19.0%	20	bps
______________________________
(1) Acquisition-related costs include professional fees.
(2) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1

(In millions)	Year Ended August 31,
Acuity Brands Lighting	2026	2025	Increase (Decrease)	Percent Change
Net sales	$3,576.4	$3,612.2	$(35.8)	(1.0)%

Gross profit (GAAP)	$1,672.6	$1,654.5	$18.1	1.1%
Less: Tariff refunds	(38.2)	—
Adjusted gross profit (Non-GAAP)	$1,634.4	$1,654.5	$(20.1)	(1.2)%

Gross profit margin (GAAP)	46.8%	45.8%	100	bps
Adjusted gross profit margin (Non-GAAP)	45.7%	45.8%	(10)	bps

Operating profit (GAAP)	$623.5	$590.6	$32.9	5.6%
Add-back: Amortization of acquired intangible assets	25.3	25.2
Add-back: Share-based payment expense	14.8	16.8
Add-back: Special charges	20.6	29.7
Less: Tariff refunds	(38.2)	—
Adjusted operating profit (Non-GAAP)	$646.0	$662.3	$(16.3)	(2.5)%

Operating profit margin (GAAP)	17.4%	16.4%	100	bps
Adjusted operating profit margin (Non-GAAP)	18.1%	18.3%	(20)	bps

(In millions)	Year Ended August 31,
Acuity Intelligent Spaces	2026	2025	Increase (Decrease)	Percent Change
Net sales	$1,106.6	$764.3	$342.3	44.8%

Gross profit (GAAP)	$678.1	$424.0	$254.1	59.9%
Add-back: Acquired profit in inventory	—	29.6
Less: Tariff refunds	(13.1)	—
Adjusted gross profit (Non-GAAP)	$665.0	$453.6	$211.4	46.6%

Gross profit margin (GAAP)	61.3%	55.5%	580	bps
Adjusted gross profit margin (Non-GAAP)	60.1%	59.3%	80	bps

Operating profit margin (GAAP)	$186.5	$76.1	$110.4	145.1%
Add-back: Amortization of acquired intangible assets	67.8	51.3
Add-back: Share-based payment expense	10.7	7.3
Add-back: Acquired profit in inventory	—	29.6
Add back: Special charges	3.1	—
Less: Tariff refunds	(13.1)	—
Adjusted operating profit (Non-GAAP)	$255.0	$164.3	$90.7	55.2%

Operating profit margin (GAAP)	16.9%	10.0%	690	bps
Adjusted operating profit margin (Non-GAAP)	23.0%	21.5%	150	bps

(In millions)	Year Ended August 31,
	2026	2025	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$825.6	$601.4	$224.2	37.3%
Less: Purchases of property, plant, and equipment	(77.7)	(68.4)
Free cash flow (Non-GAAP)	$747.9	$533.0	$214.9	40.3%